Exhibit 3.93

ARTICLES OF INCORPORATION

OF

El Paso Surgicenter, Inc.

The undersigned natural person of the age of eighteen (18) years or more acting as incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation for such corporation:

ARTICLE ONE

The name of the corporation is El Paso Surgicenter, Inc.

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purposes for which the corporation is organized are:

(1) To have and exercise all the powers which may be lawfully conferred upon corporations organized under the laws of the State of Texas.

(2) To buy, sell, lease and deal in services, personal property, and real property subject to Part Four of the Texas Miscellaneous Corporation Laws Act.

ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to issue is 100,000 shares having no Par Value.

ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of one thousand dollars ($1000.00), consisting of money, labor done, or property actually received.

ARTICLE SIX

The street address of its initial registered office is 707 West 10th Street, Austin, Texas 78701, and the name of its initial registered agent at such address is Carla J. Cox.

ARTICLE SEVEN

The number of directors constituting the initial Board of Directors is two (2), and the names and addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

Robert L. Antin

11500 Olympic Blvd., Suite 380

Los Angeles, CA 90064

Greg R. Langer

11500 Olympic Blvd., Suite 380

Los Angeles, CA 90064

The number of directors may be increased or decreased from time to time by amendment to or in the manner provided by the ByLaws.

ARTICLE EIGHT

The name and address of the incorporator is:

Carla J. Cox

707 West 10th Street

Austin, Texas 78701

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on March 26, 1985.

Carla J. Cox

THE STATE OF TEXAS

COUNTY OF TRAVIS

I, a Notary Public, do hereby certify that on March 26, 1985, personally appeared before me, Carla J. Cox, who being by me duly sworn, declared that she is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

Given under my hand and Seal of Office, on March 26, 1985.

Notary Public in and for the State of Texas

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